EXHIBIT 24

POWER OF ATTORNEY

Each director of Big Lots, Inc. (the “Company”) whose signature appears below hereby appoints Charles W. Haubiel II as the undersigned’s attorney to sign, in the undersigned’s name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Company’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended February 2, 2008, and likewise to sign and file with the Commission any and all amendments to the Form 10-K, and the Company hereby also appoints Steven S. Fishman as its attorney-in-fact with like authority to sign and file the Form 10-K and any amendments thereto granting to such attorneys-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorneys-in-fact or their substitutes may do by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument to be effective as of the 5th day of March 2008.

Signature	Title

/s/ Sheldon M. Berman	Director
Sheldon M. Berman

/s/ David T. Kollat	Director
David T. Kollat

/s/ Brenda J. Lauderback	Director
Brenda J. Lauderback

/s/ Philip E. Mallott	Director
Philip E. Mallott

/s/ Jeffrey P. Berger	Director
Jeffrey P. Berger

/s/ Russell Solt	Director
Russell Solt

/s/ James R. Tener	Director
James R. Tener

/s/ Dennis B. Tishkoff	Director
Dennis B. Tishkoff